Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS

FISCAL 2024 Q2 HIGHLIGHTS

•Net sales of $935.3 million decreased 2.7% YoY, 290 basis points below the Industrial Production (IP) Index
•Operating income of $91.2 million, or $97.8 million adjusted to exclude restructuring and other costs as well as acquisition-related costs1
•Operating margin of 9.7%, or 10.5% excluding the adjustments described above1
•Diluted EPS of $1.10 vs. $1.41 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.18 vs. $1.45 in the prior fiscal year quarter1

MELVILLE, NY and DAVIDSON, NC, MARCH 28, 2024 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2024 second quarter ended March 2, 2024.

Financial Highlights [2]	FY24 Q2		FY23 Q2		Change	FY24 YTD		FY23 YTD		Change
Net Sales	$935.3		$961.6		(2.7)%	$1,889.3		$1,919.4		(1.6)%
Income from Operations	$91.2		$114.3		(20.2)%	$192.8		$230.3		(16.3)%
Operating Margin	9.7%		11.9%			10.2%		12.0%
Net Income Attributable to MSC	$61.8		$79.1		(21.9)%	$131.2		$160.5		(18.2)%
Diluted EPS	$1.10	[3]	$1.41	[4]	(22.0)%	$2.32	[3]	$2.86	[4]	(18.9)%

Adjusted Financial Highlights [2]	FY24 Q2		FY23 Q2		Change	FY24 YTD		FY23 YTD		Change
Net Sales	$935.3		$961.6		(2.7)%	$1,889.3		$1,919.4		(1.6)%
Adjusted Income from Operations [1]	$97.8		$117.2		(16.5)%	$201.5		$235.4		(14.4)%
Adjusted Operating Margin [1]	10.5%		12.2%			10.7%		12.3%
Adjusted Net Income Attributable to MSC [1]	$66.8		$81.3		(17.8)%	$136.7		$164.3		(16.8)%
Adjusted Diluted EPS [1]	$1.18	[3]	$1.45	[4]	(18.6)%	$2.42	[3]	$2.93	[4]	(17.4)%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.5 million and 56.6 million weighted-average diluted shares outstanding for FY24 Q2 and FY24 YTD, respectively.
[4] Based on 56.0 million and 56.1 million weighted-average diluted shares outstanding for FY23 Q2 and FY23 YTD, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “As we exit the first half of our fiscal year, our performance has been mixed. I am pleased with our solutions business that continues capturing market share. I am also pleased with how we are managing the business in a soft environment, as evidenced by strong gross margin performance and cash flow generation. However, our core customer growth rate has not yet improved in the face of a sluggish macro environment. We remain confident in our plan and pleased with the execution of our Mission Critical initiatives. As a result, we expect to see improvement during the back half of our fiscal year.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, “A slow start to the second quarter and continued softness in heavy manufacturing verticals resulted in our average daily sales declining 2.7% year-over-year. Though sales fell short of expectations, I am encouraged by the 20-basis point improvement in our gross margin and the strong cash conversion supported by inventory reductions during the quarter. However, due to our lower than expected performance in the first half combined with current market conditions, it is likely that we will be at the lower end of our outlook for the full year.”

Gershwind concluded, “We have deployed initiatives to recapture market share, which we expect to begin delivering benefits in the second half of our fiscal year. While there are risks to the timing of these benefits, I am confident in their ability to drive growth. Looking ahead, we will remain focused on the execution of these growth initiatives and building a robust pipeline of productivity opportunities that we expect to yield operating margin expansion as we return to growth.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	2

Balance Sheet, Liquidity and Capital Allocation
a.Strong balance sheet metrics with ample cash and liquidity
b.Strong cash flow generation expected to continue throughout fiscal 2024
c.Completed repurchase of dilution related to share reclassification
d.Near-term priorities include organic investment, returns to shareholders and strategic tuck-in acquisitions

Fiscal 2024 Full Year Financial Outlook
ADS Growth (YoY)	0% - 5%
Adjusted Operating Margin[1]	12.0% - 12.8%
Depreciation and Amortization Expense	~$85M (from $85M - $95M prior)
Interest and Other Expense	$40M - $50M
Operating Cash Flow Conversion[2]	>125%
Tax Rate	24.0% - 24.5% (from 25.0% - 25.5% prior)

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2024 second quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until April 11, 2024. The Company’s reporting date for its fiscal 2024 third quarter is scheduled for July 2, 2024.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	3

statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high or rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key management personnel; the credit risk of our customers; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other disruptions, including those due to extreme weather conditions, at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems or violations of data privacy laws; our ability to attract, train and retain qualified sales and customer service personnel and metalworking and specialty sales specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations and other laws and regulations applicable to our business; the outcome of government or regulatory proceedings; goodwill and other indefinite-lived intangible assets recorded as a result of our acquisitions could become impaired; our common stock price may be volatile due to factors outside of our control; the significant influence that our principal shareholders will continue to have over our decisions; and our ability to realize the desired benefits from the share reclassification. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 2, 2024	September 2, 2023
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$22,227	$50,052
Accounts receivable, net of allowance for credit losses	428,699	435,421
Inventories	685,373	726,521
Prepaid expenses and other current assets	128,614	105,519
Total current assets	1,264,913	1,317,513
Property, plant and equipment, net	330,765	319,660
Goodwill	722,101	718,174
Identifiable intangibles, net	106,833	110,641
Operating lease assets	61,943	65,909
Other assets	14,839	12,237
Total assets	$2,501,394	$2,544,134
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$257,829	$229,935
Current portion of operating lease liabilities	21,686	21,168
Accounts payable	208,111	226,299
Accrued expenses and other current liabilities	142,804	172,034
Total current liabilities	630,430	649,436
Long-term debt including obligations under finance leases	294,474	224,391
Noncurrent operating lease liabilities	41,230	45,924
Deferred income taxes and tax uncertainties	131,761	131,801
Total liabilities	1,097,895	1,051,552
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	58	48
Class B Common Stock	—	9
Additional paid-in capital	1,059,405	849,502
Retained earnings	463,874	755,007
Accumulated other comprehensive loss	(17,340)	(17,725)
Class A treasury stock, at cost	(115,488)	(107,677)
Total MSC Industrial shareholders’ equity	1,390,509	1,479,164
Noncontrolling interest	12,990	13,418
Total shareholders’ equity	1,403,499	1,492,582
Total liabilities and shareholders’ equity	$2,501,394	$2,544,134

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 2, 2024	March 4, 2023	March 2, 2024	March 4, 2023
Net sales	$935,348	$961,632	$1,889,317	$1,919,377
Cost of goods sold	546,737	564,937	1,107,589	1,124,883
Gross profit	388,611	396,695	781,728	794,494
Operating expenses	291,235	280,630	581,868	560,325
Restructuring and other costs	6,181	1,783	7,097	3,877
Income from operations	91,195	114,282	192,763	230,292
Other income (expense):
Interest expense	(6,951)	(5,956)	(12,271)	(12,875)
Interest income	43	151	168	251
Other expense, net	(4,332)	(2,299)	(9,387)	(3,639)
Total other expense	(11,240)	(8,104)	(21,490)	(16,263)
Income before provision for income taxes	79,955	106,178	171,273	214,029
Provision for income taxes	18,390	26,863	40,580	53,502
Net income	61,565	79,315	130,693	160,527
Less: Net (loss) income attributable to noncontrolling interest	(282)	175	(504)	73
Net income attributable to MSC Industrial	$61,847	$79,140	$131,197	$160,454
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.10	$1.42	$2.33	$2.87
Diluted	$1.10	$1.41	$2.32	$2.86
Weighted-average shares used in computing net income per common share:
Basic	56,325	55,880	56,377	55,885
Diluted	56,467	56,001	56,595	56,074

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 2, 2024	March 4, 2023	March 2, 2024	March 4, 2023
Net income, as reported	$61,565	$79,315	$130,693	$160,527
Other comprehensive income, net of tax:
Foreign currency translation adjustments	57	2,549	461	3,819
Comprehensive income	61,622	81,864	131,154	164,346
Comprehensive income attributable to noncontrolling interest:
Net loss (income)	282	(175)	504	(73)
Foreign currency translation adjustments	(120)	(800)	(76)	(1,135)
Comprehensive income attributable to MSC Industrial	$61,784	$80,889	$131,582	$163,138

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	March 2, 2024	March 4, 2023
Cash Flows from Operating Activities:
Net income	$130,693	$160,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,372	37,223
Amortization of cloud computing arrangements	703	468
Non-cash operating lease cost	11,020	9,883
Stock-based compensation	9,889	9,969
Loss on disposal of property, plant and equipment	236	249
Non-cash changes in fair value of estimated contingent consideration	441	—
Provision for credit losses	2,354	5,490
Expenditures for cloud computing arrangements	(6,298)	(154)
Changes in operating assets and liabilities:
Accounts receivable	6,468	273,835
Inventories	44,476	(27,787)
Prepaid expenses and other current assets	(22,714)	(6,895)
Operating lease liabilities	(11,234)	(9,820)
Other assets	2,813	(897)
Accounts payable and accrued liabilities	(49,308)	(35,651)
Total adjustments	29,218	255,913
Net cash provided by operating activities	159,911	416,440
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(43,783)	(40,571)
Cash used in acquisitions, net of cash acquired	(9,868)	(20,533)
Net cash used in investing activities	(53,651)	(61,104)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(148,677)	(31,007)
Payments of regular cash dividends	(93,964)	(88,313)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	2,327	2,332
Proceeds from exercise of Class A Common Stock options	8,251	12,775
Borrowings under credit facilities	297,000	208,000
Payments under credit facilities	(202,000)	(403,000)
Borrowings under financing obligations	3,850	1,061
Payments under Shelf Facility Agreements and Private Placement Debt	—	(50,000)
Other, net	(1,064)	(1,171)
Net cash used in financing activities	(134,277)	(349,323)
Effect of foreign exchange rate changes on cash and cash equivalents	192	65
Net (decrease) increase in cash and cash equivalents	(27,825)	6,078
Cash and cash equivalents—beginning of period	50,052	43,537
Cash and cash equivalents—end of period	$22,227	$49,615

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$55,743	$58,641
Cash paid for interest	$11,996	$10,327

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude restructuring and other costs, acquisition-related costs and share reclassification costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Restructuring and Other Costs, Acquisition-Related Costs and Share Reclassification Costs

In calculating non-GAAP financial measures, we exclude restructuring and other costs, acquisition-related costs and share reclassification costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended March 2, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Adjusted Total MSC Industrial
Net Sales	$935,348	$—	$—	$935,348

Cost of Goods Sold	546,737	—	—	546,737

Gross Profit	388,611	—	—	388,611
Gross Margin	41.5%	—%	—%	41.5%

Operating Expenses	291,235	—	465	290,770
Operating Exp as % of Sales	31.1%	—%	0.0%	31.1%

Restructuring and Other Costs	6,181	6,181	—	—

Income from Operations	91,195	(6,181)	(465)	97,841
Operating Margin	9.7%	0.7%	0.0%	10.5%

Total Other Expense	(11,240)	—	—	(11,240)

Income before provision for income taxes	79,955	(6,181)	(465)	86,601

Provision for income taxes	18,390	(1,568)	(116)	20,074
Net income	61,565	(4,613)	(349)	66,527
Net loss attributable to noncontrolling interest	(282)	—	—	(282)
Net income attributable to MSC Industrial	$61,847	$(4,613)	$(349)	$66,809

Net income per common share:
Diluted	$1.10	$(0.08)	$(0.01)	$1.18

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Twenty-Six Weeks Ended March 2, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$1,889,317	$—	$—	$—	$1,889,317

Cost of Goods Sold	1,107,589	—	—	—	1,107,589

Gross Profit	781,728	—	—	—	781,728
Gross Margin	41.4%	—%	—%	—%	41.4%

Operating Expenses	581,868	—	465	1,187	580,216
Operating Exp as % of Sales	30.8%	—%	0.0%	(0.1)%	30.7%

Restructuring and Other Costs	7,097	7,097	—	—	—

Income from Operations	192,763	(7,097)	(465)	(1,187)	201,512
Operating Margin	10.2%	0.4%	0.0%	0.1%	10.7%

Total Other Expense	(21,490)	—	—	—	(21,490)

Income before provision for income taxes	171,273	(7,097)	(465)	(1,187)	180,022

Provision for income taxes	40,580	(2,744)	(180)	(288)	43,792
Net income	130,693	(4,353)	(285)	(899)	136,230
Net loss attributable to noncontrolling interest	(504)	—	—	—	(504)
Net income attributable to MSC Industrial	$131,197	$(4,353)	$(285)	$(899)	$136,734

Net income per common share:
Diluted	$2.32	$(0.08)	$(0.01)	$(0.02)	$2.42

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended March 4, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$961,632	$—	$—	$—	$961,632

Cost of Goods Sold	564,937	—	—	—	564,937

Gross Profit	396,695	—	—	—	396,695
Gross Margin	41.3%	—%	—%	—%	41.3%

Operating Expenses	280,630	—	244	876	279,510
Operating Exp as % of Sales	29.2%	—%	0.0%	(0.1)%	29.1%

Restructuring and Other Costs	1,783	1,783	—	—	—

Income from Operations	114,282	(1,783)	(244)	(876)	117,185
Operating Margin	11.9%	0.2%	0.0%	0.1%	12.2%

Total Other Expense	(8,104)	—	—	—	(8,104)

Income before provision for income taxes	106,178	(1,783)	(244)	(876)	109,081

Provision for income taxes	26,863	(450)	(62)	(222)	27,597
Net income	79,315	(1,333)	(182)	(654)	81,484
Net income attributable to noncontrolling interest	175	—	—	—	175
Net income attributable to MSC Industrial	$79,140	$(1,333)	$(182)	$(654)	$81,309

Net income per common share:
Diluted	$1.41	$(0.02)	$0.00	$(0.01)	$1.45

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 SECOND QUARTER RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Twenty-Six Weeks Ended March 4, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$1,919,377	$—	$—	$—	$1,919,377

Cost of Goods Sold	1,124,883	—	—	—	1,124,883

Gross Profit	794,494	—	—	—	794,494
Gross Margin	41.4%	—%	—%	—%	41.4%

Operating Expenses	560,325	—	398	876	559,051
Operating Exp as % of Sales	29.2%	—%	0.0%	0.0%	29.1%

Restructuring and Other Costs	3,877	3,877	—	—	—

Income from Operations	230,292	(3,877)	(398)	(876)	235,443
Operating Margin	12.0%	0.2%	0.0%	0.0%	12.3%

Total Other Expense	(16,263)	—	—	—	(16,263)

Income before provision for income taxes	214,029	(3,877)	(398)	(876)	219,180

Provision for income taxes	53,502	(973)	(100)	(220)	54,795
Net income	160,527	(2,904)	(298)	(656)	164,385
Net income attributable to noncontrolling interest	73	—	—	—	73
Net income attributable to MSC Industrial	$160,454	$(2,904)	$(298)	$(656)	$164,312

Net income per common share:
Diluted	$2.86	$(0.05)	$(0.01)	$(0.01)	$2.93

*Individual amounts may not agree to the total due to rounding.